PolyMet Mining Corp.

Audit Committee Mandate and Charter

The responsibilities of the Audit Committee are as follows:

1. To assist the Board of Directors in fulfilling its fiduciary responsibilities relating to the Company's accounting and reporting practices and the integrity of the Company's internal accounting controls and management information systems;

2. To review with the auditors, internal accountants and management of the Company:

   a. any audited financial statement of the Company, including any such statement that is to be presented to an annual general meeting or provided to shareholders or filed with regulatory authorities and including any audited financial statement contained in a prospectus, registration statement or other similar document;

   b. the financial disclosure in each Annual Report and Management Discussion and Analysis of the Company which accompanies such audited financial statement and in each such filing, prospectus, registration statement or other similar document;

3. To review with the internal accountants and management of the Company:

   a. any unaudited financial statement of the Company, including any such statement that is to be presented to an annual general meeting or provided to shareholders or filed with regulatory authorities and including any unaudited financial statement contained in a prospectus, registration statement, Quarterly Report or other similar document;

   b. the financial disclosure in each Quarterly Report and when applicable, Management Discussion and Analysis of the Company accompanying such unaudited financial statement and in each such filing, prospectus, registration statement or other similar document which accompanies such unaudited financial statement;

4. To consider in the course of each such review appropriate key considerations from those set out in the document entitled "Audit Committee Key Considerations" attached hereto as Addendum "C".

5. To otherwise review as required and report to the Board of Directors with respect to the adequacy of internal accounting and audit procedures and the adequacy of the Company's management information systems;

6. To otherwise ensure that no restrictions are placed by management on the scope of the auditor's review and examination of the Company's accounts;

7. To ensure the independence of and to recommend to the Board of Directors the firm of independent auditors to be nominated for appointment by the shareholders at the next annual general meeting;